SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2005

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16483	52-2284372
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Lakes Drive, Northfield, Illinois		60093-2753
(Address of Principal executive offices)		(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Restricted Stock.  On January 25, 2005, the Compensation and Governance Committee of the Board of Directors of Kraft Foods Inc. (the “Company”) approved the grant of shares of restricted stock pursuant to the 2001 Performance Incentive Plan (the “Plan”) to the executive officers named in the 2004 Proxy Statement (the “Named Executive Officers”), in the amounts indicated below:

Name	Shares of Restricted Stock
Roger K. Deromedi	150,090
Betsy D. Holden	36,020
David S. Johnson	36,020
Hugh H. Roberts	27,020
Franz-Josef Vogelsang	30,020

The restricted stock awards vest three years from the grant date.  A form of restricted stock agreement is attached as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Base Salaries.  On January 25, 2005, the Compensation and Governance Committee approved the base salary, effective April 1, 2005, for Mr. Deromedi in the amount of $1,200,000.

Annual Incentive Awards.  On January 25, 2005, the Compensation Committee approved annual incentive awards under the Plan for 2004, payable in cash, to the Named Executive Officers, as follows:

Name	Annual Incentive Award
Roger K. Deromedi	$1,800,000
Betsy D. Holden	$800,000
David S. Johnson	$575,000
Hugh H. Roberts	$360,000
Franz-Josef Vogelsang	750,000 Swiss Francs	*

*The U.S. dollar equivalent of this award is $662,661 based on a currency translation rate of 1.1318 Swiss Francs to USD $1 as of December 31, 2004.

In addition, on January 25, 2005, the Compensation and Governance Committee approved a formula for determining the maximum award amounts for 2005 annual incentive awards under the Plan, which formula reflects the Company’s intention to qualify, to the extent possible, cash compensation paid to officers as tax-deductible, subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code.

The maximum award amounts for the 2005 annual incentive awards will be determined based on a performance incentive pool equal to 0.40% of the adjusted net earnings of the Company.  Adjusted net earnings of the Company is defined as the net earnings before extraordinary items, discontinued operations and the cumulative effect of accounting changes and excluding certain other items designated by the Compensation and Governance Committee.  In addition, award amounts under the Plan are limited to the shareholder-approved maximum defined in the Plan of $7.5 million.

At the conclusion of 2005, the performance incentive pool for the 2005 annual incentive awards will be calculated and divided among the covered officers.  The Chief Executive Officer’s maximum award is equal to one-third of the pool and the remaining two-thirds of the pool will be allocated equally among the remaining covered officers, subject in each instance to the maximum individual award amount defined in the Plan.

The Company will provide additional information regarding the compensation of its executive officers in its Proxy Statement for the 2005 Annual Meeting of Shareholders, which will be filed in March 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

/s/ Marc. S. Firestone
	Name:	Marc S. Firestone
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: January 28, 2005

EXHIBIT INDEX

Exhibit
Number	Description

10.23	Form of Restricted Stock Agreement